Ziwira, Inc. 8-K

Exhibit 10.2

INC.

COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

CONVERTIBLE PROMISSORY NOTE

Ziwira Inc., (the “Company”), for value received, promises to pay to the order of Ziwira Eco Tech FZCO the outstanding balance of this Note up to the sum of five hundred and ninety nine thousand and sixty united states dollars ($599.060), plus simple interest on the unpaid balance from the date of this Note until paid, at the rate of ten percent (10.00%) per year. The principal hereof and interest accrued hereon are due and payable within two (2) year from the date of issuance of this Note unless prepaid or converted. Payment of all amounts due hereunder shall be made by wire or mail to the registered address of the holder of this Note.

The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

1 .

Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1

“Company” includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

1.2

“Note holder,” “holder,” or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2.

Conversion. The holder of this Note has the right (subject to the expiration of such right as provided below), at the holder’s option, upon the consummation of a sale of all or substantially all of the equity interest in the company or private placement transaction of the Company’s equity securities or securities convertible into equity securities, exclusive of the conversion of this Note or any similar notes (the “Financing”), to convert the principal amount of this Note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $.35 usd per share (the “Conversion Price”). Such right of conversion is conditioned upon the holder executing any agreement required to be executed under this Note. The shares issued to the holder of this Note on conversion shall have the same rights, preferences, privilege, and restrictions as any other common shares issued. Should the holder of this Note not exercise the right of conversion upon consummation of the Financing, such right shall thereupon expire. Upon expiration of the right of conversion, this Note shall be deemed a nonconvertible subordinated debt. Conversion of this Note shall occur only upon surrender of this Note for conversion at the principal office of the Company, accompanied by written notice of election to convert. Within ten (10) days after conversion of this Note, the Company will pay to the holder converting this Note all interest accrued on the converted amount to and including the date of conversion should such interest not be converted pursuant hereto.

3.

Issuance of Securities on Conversion. As soon as practicable after conversion of this Note, the Company at its expense will cause to be issued, in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of securities to which that holder shall be entitled on such conversion, together with any other securities and property to which the holder is entitled on such conversion under the terms of this Note. The certificate or certificates shall bear such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company. No fractional shares will be issued on conversion of this Note. If a fraction of a share results, on any conversion of this Note, the Company will pay the cash value of that fractional share, calculated on the basis of the Conversion Price.

4.

Prepayment. The Company may prepay, in whole or in part, the principal sum, plus accrued but unpaid interest to date of payment, of this Note, at any time without penalty.

5.

Events of Default. If any of the following events (herein individually referred to as an “Event of Default”) shall occur while this Note is unpaid, the holder of this Note may declare the entire unpaid principal and accrued interest immediately due and payable by notice in writing to the Company:

(a)

The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under a bankruptcy proceeding, under any applicable federal law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the initiating by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(b)

If, within 60 days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(c)

The failure of the Company to perform any of the material terms or provisions of this Note or any amendment thereof.

6.

Notice of Event of Default. The Company shall give the holder of this Note, promptly upon occurrence, notice of each and all conditions which constitute an Event of Default under the terms of this Note, or which, after notice or lapse of time or both, would constitute an Event of Default.

7.

Procedure of Acceleration. If an Event of Default shall occur and the holder of this Note declares the entire unpaid principal and accrued interest immediately due and payable by notice in writing to the Company, then the unpaid principal amount of this Note shall forthwith mature and become immediately due and payable, together with interest accrued thereon, without further presentment, demand, protest, or notice, all of which are hereby waived.

8.

Collection. The Company will, upon demand, pay to holder the amount of any and all reasonable costs and expenses including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which holder may incur in connection with the following: (i) the enforcement of this Note, and (ii) the enforcement of payment of all obligations of the Company by any action or participation in, or in connection with, a case or proceeding under Bankruptcy, or any successor statute thereto. The Company waives demand, presentment, protect, notice of protect, notice of dishonor, and all other notices or demands of any kind or nature with respect to this. The Company agrees that a waiver of rights under this Note shall not be deemed to be made by holder unless such waiver shall be in writing, duly signed by holder, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of holder or the obligations of the Company in any other respect at any other time. The Company agrees that in the event holder demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

9.

Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the holder at such holder’s address as such holder shall have furnished to the Company in writing, or (b) if to the Company, at 445 Park Avenue 9th floor, New York, New York 10022 attention: Corporate Secretary, or at such other address as the Company shall have furnished to the holder.

10.

Transferability. This Note shall be transferable upon prior written consent of the Company.

11.

Assignment. The rights and obligations of the Company and the holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties. This provision shall in no way affect the restrictions on transfer contained in Section 10 of this Note.

12.

Notice of Financing. At least fifteen (15) days prior to the consummation of the Financing, the Company shall notify the holder of this Note of the anticipated date and net proceeds, together with a statement that the conversion rights hereunder will terminate upon such consummation if that be the case.

13.

Change of Control. If the current shareholders cease to have the power directly or indirectly to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors or officers of the company this shall be deemed as a change in control. After the Note holder has been given notice by the Company of a change in control the Note holder has the right to demand payment in full of the Note within a fifteen (15) day period upon giving the Company written notice of the Note holders demand via registered mail to the address of record of the Company; or the Note holder may elect to convert the Note to common stock within a fifteen (15) day period. If the Note holder makes no demands of payment to the Company the Note will remain in full force.

14.

Amendment and Waiver. The rights of the holder of this Note may be amended or waived upon the written consent of the Company and the holder of this Note.

15.

Delaware 1aw. This Note and the obligations of the Company hereunder shall be governed by and construed in accordance with the laws of Delaware.

IN WITNESS WHEREOF the Company has caused this Note to be issued this 29th day of October 2015.

Ziwira Inc.

By: ______________________

Adam Merza, CEO

Acceptance : Ziwira Eco Tech FZCO

By:_____________________________________